Exhibit 99.1
INTRODUCING CLEANER. FASTER.

TECHNOLOGY Continuing a culture of excellence

TECHNOLOGY An evolutionary step forward

TECHNOLOGY A departure from traditional thought, progressing toward the future

TECHNOLOGY Coming soon to a shale play near you Map courtesy of Hart Energy Publishing

CLEANER A WATER based application

CLEANER QHSE a primary driver for development

CLEANER Environmental sustainability

FASTER From analysis to results

FASTER Lubricity on par or better than oil base mud

FASTER Improved rates of penetration, drilling up to 1600 ft/day in the lateral section

FASTER Saved an average of 4.2 days in lateral section

SMARTER Would you change to save an average of 4+ days vs. your current fluids application?

Considering a preliminary savings average of $200,000-$300,000 per well, why not...

30°- 35° reduction in flow- line temperature vs OBM Increased drilling tool life Longer drilling time on bottom Safer work environment Reduced spread cost

Cleaner and faster is smarter

Research-led solutions

Combining innovation with unrivaled expertise

A continuing evolution, driven by efficiency

Striving to become our clients' most valued partner

NEWPARK DRILLING FLUIDS

INTRODUCING

EVOLUTION

CLEANER. FASTER. SMARTER.

TECHNOLOGY

Continuing a culture of excellence


information
highway
training

TECHNOLOGY

An evolutionary step forward



TECHNOLOGY



A departure from traditional thought, progressing toward the future

TECHNOLOGY

Coming soon to a shale play near you



Map courtesy of Hart Energy Publishing

CLEANER

A WATER based application



CLEANER

QHSE a primary driver for development



CLEANER

Environmental sustainability



FASTER

From analysis to results


25ml
APPROX
15

FASTER

Lubricity on par or better than oil base mud

Range of Lubricity Results


0.15
0.12
0.09
0.06
0.03
Lubricity Coefficient
OBM
SBM
Evolution Lab Results
Evolution Field Results
Systems Tested

FASTER

Improved rates of penetration, drilling up to 1600 ft/day in the lateral section



FASTER


Total Horizontal Interval Days
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.8
25.6
4.2
Average Days
OBM Total Lateral Days
EWBM Total Lateral Days
Variance Total Lateral Days

Saved an average of 4.2 days in lateral section

SMARTER



Would you change to save an average of 4+ days vs. your current fluids application?

SMARTER



Considering a preliminary savings average of $200,000-$300,000 per well, why not…

SMARTER

- 30°- 35° reduction in flow-line temperature vs OBM
- Increased drilling tool life
- Longer drilling time on bottom
- Safer work environment
- Reduced spread cost



SMARTER

Cleaner and faster is smarter



SMARTER



Research-led solutions

SMARTER

Combining innovation with unrivaled expertise



SMARTER

EVOLUTION


Evolution of
Drilling Fluid Development
PERFORMANCE---------->
Gel & Water
1901
Present
Weighted Muds
Dispersed Muds
Inhibitive Dispersed Muds
Oil-Based Muds
Non-Dispersed Polymer Muds
Synthetic Muds
High Performance Water-Based Muds
FlexDrill
DeepDrill
TIME---------->

A continuing evolution, driven by efficiency

LEADERS IN TECHNOLOGY

Striving to become our clients' most valued partner



The

EVOLUTION

Water-based Fluid System

Better technology, more value… everyday